UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2020

Earth Science Tech, Inc.

(Exact name of Registrant as Specified in its Charter)

Nevada	000-55000	80-0961484
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

8000 NW 31st Street, Unit 19

Doral, FL 33122, USA

(Address of Principal Executive Offices including Zip Code)

(305) 615-2118

(Registrant’s Telephone Number, including Area Code)

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officers and Directors

Michel Aube has resigned from both CEO and Chief Science Officer (CSO) positions in Earth Science Tech, Inc. and all positions within its three wholly owned subsidies including; Canno Info Laboratories, Inc., Earth Science Pharmaceuticals, Inc., and Cannabis Therapeutics, Inc. as of May 18, 2020.

Appointment of Officers and Directors

Nickolas S. Tabraue was appointed May 18, 2020 as CEO of Earth Science Tech, Inc., retaining his roles as President, Director and Chairman.

Item 8.01 Other Events

Holding Company Reorganization

Earth Science Tech, Inc. filed documents with the Delaware Secretary of State on May 19, 2020 to effect a holding company reorganization (the “Delaware Reorg”), which will result in a newly formed Delaware corporation, ETST Holdings, Inc., (“ETST Delaware ”), owning all the capital stock of Earth Science Tech, Inc. ETST Delaware will initially be a direct, wholly owned subsidiary of Earth Science Tech, Inc. Pursuant to the Delaware Reorg, a newly formed entity (“Merger Sub”), a direct, wholly owned subsidiary of ETST Delaware and an indirect, wholly owned subsidiary of Earth Science Tech, Inc., will merge with and into Earth Science Tech, Inc., with Earth Science Tech, Inc. surviving as a direct, wholly owned subsidiary of ETST Delaware. Each share of each class of Earth Science Tech, Inc. stock issued and outstanding immediately prior to the ETST Delaware Merger will automatically convert into an equivalent corresponding share of ETST Delaware stock, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of Earth Science Tech, Inc. stock being converted. Accordingly, upon consummation of the ETST Delaware Merger, Earth Science Tech, Inc.’s current stockholders will become stockholders of ETST Delaware. The stockholders of Earth Science Tech, Inc. will not recognize gain or loss for U.S. federal income tax purposes upon the conversion of their shares in the ETST Delaware Merger.

The ETST Delaware Merger was conducted pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, which provides for the formation of a holding company without a vote of the stockholders of the constituent corporations. Effective upon the consummation of the ETST Delaware Merger, ETST Delaware will adopt an amended and restated certificate of incorporation and amended and restated bylaws that are identical to those of Earth Science Tech, Inc. immediately prior to the consummation of the ETST Delaware Merger, except for the change of the name of the corporation as permitted by Section 251(g). Furthermore, the conversion will occur automatically without an exchange of stock certificates. Stock certificates previously representing shares of a class of Earth Science Tech, Inc. stock will represent the same number of shares of the corresponding class of ETST Delaware stock after the ETST Delaware Merger. Following the consummation of the ETST Delaware Merger shares of our Common Stock will continue to trade on the under the symbol ETST on the OTC Markets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2020
RECEIVER FOR EARTH SCIENCE TECH, INC.
CASE NO. A-18-784952-C
STRONGBOW ADVISORS, INC.

	By:	/s/ Robert Stevens
Robert Stevens
Receiver

Dated: May 20, 2020
EARTH SCIENCE TECH, INC.

	By:	/s/ Nickolas S. Tabraue
Nickolas S. Tabraue, under the supervision and direction
of Robert Stevens and Strongbow Advisors, Inc., receiver
for Earth Science Tech, Inc. Case No. A-18-784952-C
CEO, Director, & Chairman